UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 10, 2021

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

4201 Congress Street, Suite 175
Charlotte, North Carolina	28209
(Address of principal executive offices)	(Zip Code)

(704) 994-8279

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, $.01 par value	BTN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On April 10, 2021, Ballantyne Strong, Inc. (the “Company”) entered into a commitment letter (the “Commitment”) with GreenFirst Forest Products Inc. (TSXV: GFP) (“GreenFirst”) pursuant to which the Company agreed to participate in a Rights Offering (as defined below) expected to be conducted by GreenFirst. The Company currently holds approximately 7.0 million shares of GreenFirst’s common stock, which constitutes a non-controlling ownership position. By entering into the Commitment, the Company committed to exercise the Canadian dollar equivalent of approximately US$1.6 million of the Rights (defined below) offered in the Rights Offering. The Commitment will terminate, and the Company will be released from its obligations under the Commitment if the Rights Offering is not completed by September 30, 2021, or such later date as agreed to between GreenFirst and the purchaser committed to backstop the Rights Offering.

GreenFirst announced on April 12, 2021, that it had entered into an asset purchase agreement (the “Agreement”) pursuant to which it will acquire a portfolio of forest and paper product assets (the “Assets”) at a purchase price of approximately US$214 million. GreenFirst announced that it intends to file a prospectus to conduct a backstopped rights offering (the “Rights Offering”) to finance a portion of the purchase price for the Assets. Pursuant to its announcement, GreenFirst intends to issue three rights (each a “Right”) for each of its outstanding shares of common stock (each a “Common Share”) with each Right being exercisable, at a subscription price of Can$1.50, to acquire a subscription receipt (each a “Subscription Receipt”). Each Subscription Receipt would, upon the closing of the transactions contemplated by the Agreement and without any further consideration, automatically be exchanged into a Common Share.

The chairman of the Company’s board of directors, D. Kyle Cerminara, is also the current chairman of the board of directors of GreenFirst. In connection with the Agreement, and according to the GreenFirst announcement, it is expected that Mr. Cerminara will no longer serve as the chairman of the board of directors of GreenFirst but is expected to continue as a board member of GreenFirst. The Commitment and the transactions contemplated thereby were approved unanimously by the disinterested members of the Company’s board of directors.

Item 7.01 Regulation FD Disclosure.

On April 12, 2021, the Company issued a press release regarding the Commitment and the GreenFirst announcement, which is attached hereto as Exhibit 99.1.

The press release included as Exhibit 99.1 will be deemed to be “furnished” rather than “filed,” pursuant to the rules of the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 12, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: April 12, 2021	By:	/s/ Todd R. Major
Todd R. Major
Chief Financial Officer